Exhibit 10.18

[*] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AGREEMENT

between

Name:	Nel ASA	Org.no.: 979938799

Address: Karenslyst allé 20, 0278 Oslo, Norway

hereinafter referred to as “Supplier”

and

Name:	Nikola Motor Company LLC	Org.no.: Text

Address:	1130 S. 3800 W. #200 SLC, Utah 84104

hereinafter referred to as “Purchaser”.

either or both of whom may hereinafter be referred to as the “Party” or the “Parties”.

1.                                      BACKGROUND

(a)                                 Supplier and Purchaser entered into a framework agreement on 13 November 2017 (the “Framework Agreement”) summarising the principal terms for their cooperation in connection with a proposed supply agreement for the purchase of electrolyser stacks, compressors, cooling and dispensing systems (excluding storage tanks, transformers, rectifiers, buildings, enclosures or construction work) for the design and construction by the Purchaser of two demonstration stations and fourteen commercial electrolyser-based hydrogen production and dispensing stations.

(b)                                 According to the Framework Agreement the Purchaser has ordered supply from the Supplier for the two demonstration stations described therein.

(c)                                  Supplier and Purchaser now want to enter into a supply agreement (the “Supply Agreement”) where Purchaser commits to buy exclusively from Supplier, no less than a total of 448 electrolysers, which include the accompanying cooling and dispensing systems and other agreed components, and Supplier commits to supply these components and any other agreed components and services, for commercial electrolyser-based hydrogen production and dispensing stations to be constructed and equipped as decided by Purchaser (hereinafter referred to as the “Stations” and each a “Station” as defined in Article 2.2), each with [*] electrolysers with the [*] and a [*].

(d)                                 The overall objective for the Parties in entering into the Supply Agreement is to develop a fuelling station design with the target capital expenditure [*] for the [*] (excluding storage tanks, transformers, rectifiers, buildings, enclosures or construction work), and to establish Supplier as Purchaser’s exclusive supplier of Products (as defined in Article 2.2).

The Parties hereto agree as follows:

2.                                      THE SUPPLY AGREEMENT

2.1                               Contract’s order of precedence

The following contract documents shall be deemed to form and be read and construed as part of the Supply Agreement;

(1)                                 This contract document (hereinafter also referred to as the “Contract”)

(2)                                 [*] General Conditions [*]

(3)                                 Appendix A: “Commercial Stations Scope of Supply”

(4)                                 Appendix B: “Commercial Specifications”

(5)                                 Appendix C: “Technical Specifications of Products”

(6)                                 Appendix D: Non-Disclosure Agreement

(7)                                 Appendix E: Key Fueling Metrics

(8)                                 A Purchase Order (as defined in Article 2.2) signed by both Parties

In the event of any ambiguity or contradiction between provisions contained in any of the above contract documents, then the documents shall take precedence in the order they are set out above.

The Supply Agreement constitutes the entire agreement between the Parties and supersedes all previous negotiations, representations or agreements.

2.2                               Definitions

In this Supply Agreement, in addition to the defined terms set out in Article 1 or elsewhere in the agreement, the following terms shall have the following meanings hereunder assigned to them:

•                  “Commercial Pre-engineering Package”: pre-engineering of the Stations with an estimated cost of [*], to be executed in the period from September 2018 to 31 March 2019, and to be ordered as Services and charged by the hour in accordance with Article 7.3 and Appendix B.

•                  “Confidential Information”: information defined as confidential information in the Non-Disclosure Agreement, Appendix D.

•                  “Consultancy Error”: a breach of contractual performance of Services which is due to a failure to satisfy the requirement of proper professional conduct and care.

•                  “Engineering and Supplier Monitoring Services”: engineering and supplier monitoring                 services ordered by Purchaser from Supplier which relates to supply to the Stations other than the Products.

•                  “Installation support and Commissioning Services”: installation support and commissioning services ordered by Purchaser from Supplier which relates to supply to the Stations other than the Products.

•                  “Operation and Maintenance Services”: operation and maintenance services ordered by Purchaser from Supplier which relates to the overall Station and the Products.

•                  [*]

•                  “Part Royalty”: the [*] royalty payable to Supplier from Purchaser for everything ordered or manufactured by Purchaser for the Stations beyond the Products.

•                  “Products”: [*] specified in Column L of Appendix A (Supply Chain & Production Scope of NEL Supply) and the Technical Specifications of Products, Appendix C, of which Supplier is sole supplier to the Stations, excluding compressors below [*] bar, storage tanks, buildings, enclosures and construction work.

•                  “Product Price”; the price for the Products specified in any Purchase Order.

•                  “Purchase Order”: a purchase order from the Purchaser to the Supplier according to Article 6 herein, duly signed by both Parties.

•                  “Purchase Order Price”: the price for Work specified in any Purchase Order.

•                  “Services”: Engineering and Supplier Monitoring Services, Installation support and Commissioning Services and Operation and Maintenance Services.

•                  “Station”: a commercial electrolyser-based hydrogen production and dispensing station with Products supplied by Supplier as further described in Appendix A, and in Article 4.1 herein, each with [*] electrolysers and with the [*] and a production capacity of [*].

•                  [*]

•                  “Work”: the Products and equipment and services supplied by Supplier to Purchaser under this Supply Agreement and any Purchase Order.

3.                                      THE COOPERATION AND GENERAL OBLIGATIONS OF THE PARTIES

3.1                               Reciprocal general obligations

The Parties shall cooperate loyally and inform each other without undue delay of matters which they understand will be of significance to the other Party’s performance pursuant to the Supply Agreement.

The Parties shall provide [*] to the other Party related [*] of all Station parts in an effort to drive down total Station construction costs.  This obligation however, shall always be subject to applicable competition laws and regulations.

The Parties shall treat Confidential Information strictly confidential and comply with the restrictions set out in the Non-Disclosure Agreement in Appendix D.

3.2                               Purchaser’s general obligations

Purchaser shall have the following general obligations:

•                  To use Supplier as the exclusive supplier of Products for the Stations until Products for a total production capacity of [*] have been ordered.  Supplier commits to offer the Purchaser market leading electrolyser stacks under this Supply Agreement. [*]. The Parties shall discuss in good faith how to incorporate alternative electrolyser stacks into the Stations and how to deal with Supplier’s materials commitments.  Already issued Purchase Orders shall be performed and materials which are already purchased/committed by Supplier shall be consumed.

•                  To design and construct up to [*] — Stations (or even more) and to issue to Supplier Purchase Orders for Products for the Stations, and other supply and Services as the Parties may agree until Products for at least a total production capacity of [*] have been ordered.  Purchaser will plan the number of Stations to be constructed and decide how to scale up the size of each Station to avoid overcapacity.  During the initial phase of the collaboration, Purchaser may choose to equip the [*] balance of plant with only [*] and also with [*] electrolysers [*], provided always that the possibility to expand capacity at a later stage is preserved, and provided that the total number of electrolysers ordered under this Supply Agreement will have [*].

•                  Upon signing of this Supply Agreement, Purchaser shall place a Purchase Order for the Commercial Pre-engineering Package in the form and on the terms and conditions set out in this Supply Agreement.

•                  The Parties share a common intention that within 31 March 2019, they shall have agreed on Purchase Orders for [*], in the form and on the terms and conditions set out in this Supply Agreement.  It is further an intention that at least [*] shall have a production capacity of [*].

•                  To achieve the supply of a production capacity of [*] Stations within [*] and to complete the first Station by the [*].

•                  To contribute to the Supplier’s performance of the Work by providing necessary drawings and information and make decisions in time for the performance of the Work.  The contribution shall be adapted to the agreed progress of the Work,

•                  To assist Supplier — on a best efforts basis — in driving costs down.

•                  To keep records of all purchases which entitle Supplier to payment for Part Royalty, including purchase orders, invoices and other relevant documents, in order for Supplier to audit Purchaser’s costs and calculate and verify the Part Royalty.

•                  To obtain and maintain at Purchaser’s own cost the following insurance policies with a reputable insurance company to cover potential liabilities it may have in connection with the design and construction of the [*] Stations:

o                 Civil liability insurance

o                 Product liability insurance

o                 Property damages insurance

•                  Purchaser shall ensure that the insurance policies shall have appropriate limits for insurance which shall be approved by Supplier and which do not have any unusual or onerous conditions, exclusions or limitations which may detrimentally affect Supplier’s ability to make a claim.  Insurance certificates shall be produced to Supplier for documentation of the level and terms of coverage upon execution of this Supply Agreement and prior to issuing any Purchase Order, and annually thereafter to evidence renewal or replacement of such policies.  Purchaser shall immediately notify Supplier in writing of any material change to the terms or lack of cover of any such policies.

3.3                               Supplier’s general obligations

Supplier shall have the following general obligations:

•                  To perform the Work in accordance with the terms of this Supply Agreement.

•                  To assist Purchaser — on a best efforts basis — in driving costs down.

•                  To provide [*] of supply of Products to Purchaser [*], depending on timing and size of orders.

•                  To provide [*] as defined in Article 2.2 and Appendix E.

•                  To assure that the Stations are built to meet all necessary certification requirements set forth in the requisite national and local regulations, codes and standards.

•                  To maintain full project accounts for the cooperation with Purchaser, in order for Purchaser to audit Supplier’s costs for the Work.  Purchaser is entitled to undertake at its own cost audit of accounts associated with the Work.  The right of audit is limited to a period of 1 — one — year from the date on which the final payment is made under the relevant Purchase Order.  During audit Supplier shall provide reasonable assistance at no cost to Purchaser.

•                  To obtain and maintain at Supplier’s own cost the following insurance policies with a reputable insurance company to cover potential liabilities it may have in connection with the performance of the Work:

o                 Civil liability insurance

o                 Product liability insurance

o                 Property damages insurance

Supplier shall ensure that the insurance policies shall have appropriate limits for insurance which shall be approved by Purchaser and which do not have any unusual or onerous conditions, exclusions or limitations which may detrimentally affect Purchaser s ability to make a claim.  Insurance certificates shall be produced to Purchaser for documentation of the level and terms of coverage upon execution of this Supply Agreement and prior to confirmation of any Purchase Order, and annually thereafter to evidence renewal or replacement of such policies.  Supplier shall immediately notify Purchaser in writing of any material change to the terms or lack of cover of any such policies.

4.                                      SCOPE OF WORK

4.1                               Station characteristics and overall allocation of responsibility

The agreed technical concept of the Stations is described in Appendix C.  Moreover, Supplier agrees that it will oversee and make sure the Stations are built to meet all necessary certification requirements set forth in the requisite national and local regulations, codes and standards.

Purchaser shall order Products from Supplier for the Stations until Products for at least a total production capacity of [*] have been ordered.  Subject to the Purchaser’s right to scale up the size of each Station to avoid overcapacity during the initial phase of the collaboration in accordance with Article 3.2, each Station shall have the following main characteristics:

•                  A balance of plant for [*] electrolysers, with [*] electrolysers and with the potential for expansion [*] electrolysers.

•                  [*] electrolyser has the total production capacity of [*].

•                  Associated compression, cooling and dispensing equipment for 700 — seven hundred — bar fuelling.

•                  Necessary balance of plant, storage, transformers, rectifiers and other utilities.

Purchaser shall be responsible for the overall design, supply chain and construction of the Stations and for operation and maintenance of the Stations.

After acceptance of a relevant Purchase Order, Supplier shall be responsible for delivery of Products and Services ordered by Purchaser, according to this Supply Agreement.  Supplier shall provide [*] of supply of Products to Purchaser [*], depending on timing and size of orders.  Delivery of Services is subject to available capacity from time to time.

On an [*] and best efforts basis the Parties will work exclusively together to develop and optimise concept and design solutions for the Stations.  The Parties will work together to choose the equipment and services needed to equip all Stations beyond the Products to be provided by Supplier.

4.2                               Supplier’s Scope of Work

Supplier’s Scope of Work is set out in the responsibility matrix in Appendix A “Commercial Stations Scope of Supply”.  According to Appendix A Supplier shall be Purchaser’s exclusive supplier of Products.  Supplier’s Scope of Work may be expanded by written agreements, including Purchase Orders for Services.

Preliminary technical specifications for Products are set out and included in Appendix C “Technical Specifications of Products”. Appendix C will be replaced by a final Appendix C with frozen technical specifications for Products, including a simplified flow diagram, preliminary layout, specification of battery limits, design parameters, performance data, utility requirements, operation and maintenance manuals and list of drawings and documents.  All Products shall comply with the design codes set out in Appendix C and the applicable local rules and regulations for the Stations.

Upon completion of the final Appendix C with frozen technical specifications for Products, Purchaser may order Engineering and Supplier Monitoring Services from Supplier for overall Station design and supply of parts beyond the Products.  Terms for delivery of Engineering and Commissioning Services are set out in Article 7.3 herein.  All Engineering and Supplier Monitoring Services shall comply with the design codes set out in Appendix C and the applicable local rules and regulations for the Stations.

Purchaser may order Installation support and Commissioning Services from Supplier (beyond Products installation and commissioning).  Terms for delivery of Installation support and Commissioning Services are set out in Article 7.3 herein.

Purchaser may order Operation and Maintenance Services from Supplier for operation and maintenance of the Stations.  Terms for delivery of Operation and Maintenance Services are set out in Article 7.3 herein.

4.3                               Station parts not delivered by Supplier

Save for the Products, for which Supplier shall be Purchaser’s exclusive supplier for the Stations, Purchaser shall have the right to manufacture or order from other suppliers any part of the Station.

Purchaser shall be responsible for all costs and risks associated with parts manufactured or ordered from others, including, but not limited to, liability for defects, [*], and necessary customized engineering following from choosing such parts.

If manufacturing or ordering from other suppliers parts for the Station(s) beyond the Products, Purchaser shall pay Supplier a Part Royalty pursuant to Article 7.4 herein.

5.                                      ORGANISATIONAL PROVISIONS

5.1                               The Parties and their representatives

Each of the Parties’ shall appoint one person (representative) to represent it.  Any change of representative shall be notified in writing.  Each Party may delegate authorities with respect to Purchase Orders in general, or with respect to Purchase Orders below a certain price threshold, upon written notice to the other Party.

The representative shall have such authorisation to act on behalf of the relevant Party in relation to all issues concerning the Supply Agreement as is necessary to fulfil its obligations pursuant to the Supply Agreement without undue delay.

Unless otherwise agreed in the relevant Purchase Order the following persons shall be the Parties’ representatives:

From Purchaser:

Name:

Company:

Position:

Email:

Tel:

From Supplier:

Name:

Company:

Position:

Email:

Tel:

5.2                               Notifications

All notifications, claims and other communications shall be submitted in writing to the other Parties’ representative.  All correspondence shall be identified with the relevant Purchase Order number.

5.3                               Meetings

Regular meetings are to be held during the period of execution of Work under the Supply Agreement and under the relevant Purchase Order.

Both Parties may call a site meeting or other special meetings should it believe there is a need for such a meeting.  At least 14 — fourteen — days’ notice of such a meeting shall normally be given.

Upon issuing of a Purchase Order, either of the Parties may give notice of a kick-off meeting to clarify the scope of work, review the parties’ routines for cooperation and decision-making etc.

Those representing the Parties at the meetings are authorized to decide on ordinary issues.

Minutes of meetings shall be kept by Purchaser.  Any objections to the minutes must be put forward without undue delay and not later than fourteen days after receiving the minutes.

6.                                      PURCHASE ORDERS

6.1                               General

For the Work ordered for each Station, Purchaser shall issue to Supplier a separate Purchase Order for Products, for Engineering and Supplier Monitoring Services, for Installation support and Commissioning Services and for Operation and Maintenance Services, each in a format to be agreed between the Parties.

Supplier shall accept each Purchase Order and perform the ordered Work in accordance with the terms of this Supply Agreement.

A Purchase Order will be issued in two identical originals and signed by both Parties.

Upon the signing by both Parties of a Purchase Order it becomes binding and forms a part of this Supply Agreement.

6.2                               Purchase Orders for Products

A Purchase Order for Products shall as a minimum contain:

•                  Purchase Order number,

•                  Station number,

•                  Scope of Work with reference to technical specifications and lists of documents,

•                  Estimated delivery date, estimated installation date on Station site and estimated date for taking-over,

•                  Agreed trade terms of delivery of Products,

•                  Purchase Order Price (or the estimated Purchase Order Price as the case may be),

•                  Payment terms.

6.3                               Purchase Orders for Services

A Purchase Order for Services shall as a minimum contain:

•                  Purchase Order number,

•                  Station number,

•                  Scope of Work with reference to technical specifications and lists of documents,

•                  Date or period of delivery,

•                  Purchase Order Price (or the estimated Purchase Order Price as the case may be),

•                  Payment terms.

6.4                               Lead time/supply planning

Purchaser shall by the end of 2018 provide to Supplier a production plan for the planned number of Stations, showing the planned hydrogen production capacity and the tentative dates for the commencement of construction of each Station, in order for supplier to plan the manufacturing and delivery of Products.

Purchaser shall provide to Supplier updated forecasts of the planning, production and construction of the Stations every quarter, and more frequent if there are material changes.

Purchase Order for Products for the first Station shall be issued at least [*] months ahead of required delivery of the Products.  Subsequent Purchase Orders for

Products shall be issued at least [*] — months ahead of required delivery of the Products.

7.                                      COMMERCIAL TERMS

7.1                               General

[*]

[*]

Supplier and Purchaser will make all reasonable endeavours to reduce the total costs in accordance with the overall objective stated in Article 1.

7.2                               Prices and terms for Products

For the Products Purchaser shall pay the agreed rates/prices set out in Appendix B, “Commercial Specifications”.

The rates/prices for Products are given in US dollars at the exchange rates applicable on the date of Supplier’s signing of the Purchase Order.

The rates/prices set out in Appendix B will be updated with [*] defined in Appendix B.

The rates/prices to be paid to Supplier for work specified in each Purchase Order shall be the rates/prices offered by Supplier on the date of Supplier’s signing of each Purchase Order.

Purchaser is entitled to [*] for each Purchase Order in accordance with Article 3.3.

Unless otherwise is agreed in the relevant Purchase Order, all Products shall be delivered ex works (EXW) in accordance with INCOTERMS 2010 at Supplier’s manufacturing site, or at the site of a sub-supplier of Supplier pursuant to any prior written notice by Supplier to Purchaser to such effect.

The rates/prices for Products include the costs for delivery EXW.  Installation and commissioning work and support services from Supplier on Station site is carried out on time basis at the rates/prices set out in Appendix B.

7.3                               Prices and terms for Services

For the Services Purchaser shall pay the agreed hourly rates set out in Appendix B, “Commercial terms”. The hourly rates of Appendix B hereto shall apply for 2018, and shall be subject to adjustment for changes in labour costs etc. during the term of the Supply Agreement.

Services shall be performed in accordance with the relevant applicable terms [*].

[*] of the Stations is limited according to the terms and conditions set out in Appendix E.

7.4                               Part Royalty

When manufacturing or ordering parts for the Stations from other suppliers, as set out in Article 4.3 herein, Purchaser shall pay to Supplier a Part Royalty of [*] of Purchaser’s [*].

Purchaser shall keep records of all purchases from other suppliers, as set forth in Article 3.2.  Purchaser shall present the records monthly to Supplier.

On Supplier’s demand, Purchaser shall present purchase orders and invoices and other relevant information to document the materials costs.

Supplier is entitled to control and audit the materials costs, as set forth in Article 3.2.

7.5                               Extent of Warranty for Products

The Supplier warrants that the performance of the Products shall be as specified in the design parameters and performance data set out in Appendix C, “Technical Specifications for Products” on the following conditions:

•                  that the supplied equipment is handled during transport and storage from delivery at Supplier’s or sub-supplier’s manufacturing site until commissioning is completed in full accordance with Supplier’s instructions,

•                  that the supplied equipment is assembled and started up under the supervision of one Supplier commissioning engineer,

•                  that the equipment is operated in full compliance with the operation and maintenance manual in Appendix C, “Technical Specifications for Products”,

•                  that feed water supplies, electrical supplies and other utilities are supplied by the Purchaser to battery limits in full accordance with Appendix C, “Technical Specifications for Products”.

Supplier’s design, material and workmanship warranty with respect to the Products is in accordance with [*] limited to [*] from taking-over or [*] from delivery, whichever comes first, or such longer period as may be agreed in writing by the Parties (see Appendix B).

The Supplier is not responsible for any damages caused by storage or operation of the Station or Products adversely to Supplier’s instructions for storage, operation and maintenance.

SUPPLIER’S WARRANTY PROVIDED IN THIS SUPPLY AGREEMENT IS EXCLUSIVE AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, EXPRESS, OR IMPLIED (INCLUDING ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) SHALL APPLY AND ANY AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

7.6                               Terms of payment

Payment for Products shall be made in accordance with Clauses 46-51 of Orgalime SI 14 with the following deviations:

•                  “Contract Price” means “Purchase Order Price”.

•                  Payment for Products shall be made against invoices 30 — thirty — days after the date of invoice as follows: [*] of the Product Price at the signing of the Purchase Order, [*] of the Product Price at the earlier of (i) [*] before estimated delivery and (ii) commencement of production, [*] of the Product Price when the Products have been notified to be ready for delivery according to agreed trade terms, [*] of the Product Price at the [*] and the [*] of the product Price on completion of [*], provided however, [*].  Supplier shall have the right to invoice [*] of the Product Price.

•                  Supplier shall have the right to issue part invoices for the part of Products which are partially completed and made ready for delivery.

•                  Payment for any installation and commissioning work related to Products shall be made in advance against monthly [*] after the date of invoice, based on estimated amount of work, and final payment shall be adjusted to the actual amount of work in a final invoice/credit note upon completion of the ordered services.

•                  Payment for variations related to Products shall be made in advance against monthly [*] after the date of invoice, based on estimated amount of work, and final payment shall be adjusted to the actual amount of work in a final invoice/credit note upon completion of the ordered services.

Payment for Services shall be made in advance against monthly invoices [*] after the date of invoice, based on estimated amount of work, and final payment shall be adjusted to the actual amount of work in a final invoice/credit note upon completion of the ordered services.

Payment for Part Royalty shall be made against monthly invoices 30 - thirty - days after the date of invoice, upon order confirmations from the various suppliers or Purchaser’s monthly records of such order confirmations.

7.7                               Technical Information and Intellectual Property Rights

Notwithstanding anything to the contrary contained in this Supply Agreement (with Appendixes), the information, specifications and drawings forming part of Supplier’s performance under a Purchase Order or this Supply Agreement, including the Products, (“The Information”) are the property of the Supplier and must be treated as confidential towards any third party.

Accordingly, the Purchaser recognises that The Information is made available for the Purchaser’s permitted use only.  The Purchaser may not disclose The Information or any parts thereof to third parties without the prior written consent of the Supplier.  Purchaser shall not use The Information for any other purpose than for which it was provided.

Any and all intellectual property rights in the equipment, Products or services supplied under a Purchase Order or this Supply Agreement (including, without limiting the generality of the foregoing, also any incorporated or associated software or database) and The Information shall at all times remain vested with the Supplier or its third party licensors.  Purchaser shall not reverse engineer the equipment or any of Supplier’s technology.

Without prejudice to Purchaser’s exclusive rights under this Supply Agreement, including intellectual property rights, to Products, Purchaser and Supplier will work with partners, consultants, competitors on developing certain technologies for example: [*] and share intellectual property rights to such [*] according to applicable law.

7.8                               Approval by authorities

Notwithstanding anything to the contrary contained in this Supply Agreement (with Appendixes), all necessary approvals by local authorities are Purchaser’s responsibility.

Supplier’s responsibility is only to meet the design code requirements as specified in Appendix C, “Technical Specifications for Products” with respect to the equipment and documentation according to Supplier’s scope of Work.

8.                                      TERMINATION OF THE SUPPLY AGREEMENT

Both Parties shall at any time be entitled to terminate the Supply Agreement if the other Party is in material breach of its obligations under the Supply Agreement.

Prior to termination, a reasonable deadline of not less than [*] calendar days shall be notified in writing to the Party in breach for rectifying the breach of contract.  If the Party in breach has not rectified the matters constituting a material breach of its obligations under the Supply Agreement within the notified deadline, the other Party may terminate the Supply Agreement by serving a written notice of termination setting out the reasons for the termination.

A Party shall likewise be entitled to terminate the Supply Agreement in writing if the other Party goes bankrupt or becomes demonstrably insolvent or acknowledges insolvency.

In the event of termination according to this Article, Supplier shall be entitled to payment for the part of Work performed in accordance with the Supply Agreement.  Purchaser shall be entitled to use Products and drawings and technical information that have been taken over and paid for in accordance with the terms set out in the Supply Agreement.

The Party that terminates the Supply Agreement according to this Article for breach by the other Party shall be entitled to claim compensation for direct losses it incurs as a result of the breach of contract.  Direct losses shall include loss of profit on the contract value of this Supply Agreement but shall not include loss of production or loss of profit on any other contract or any other indirect loss.  If liquidated damages have occurred, accumulated penalty charge shall be deducted from the compensation.

Termination of the Supply Agreement as a whole for material breach of obligations is solely governed by this Article.

Termination of a single Purchase Order for breach of contract is governed by [*].

9.                                      MODIFICATIONS AND DEVIATIONS [*]

9.1                               Overall modifications and deviations

9.1.1                     Clauses regarding installation — (deviation)

Installation provisions only apply to the extent installation work is included in a Purchase Order or an accepted variation order.

9.1.2                     Clauses regarding termination — (modification)

Where regulating the right to terminate the “Contract”, this shall be taken to mean the right to terminate the relevant Purchase Order.

The right to terminate the Supply Agreement in whole is solely governed by Article 8 in this Contract.

9.1.3                     Clauses using the wording “Contract Price”

Where the wording “Contract Price” is used this shall be taken to mean Purchase Order Price.

9.2                               Clause specific modifications and deviations

[*]

10.                               MISCELLANEOUS

No amendments, changes or modifications to this Supply Agreement shall be valid except if the same are in writing and signed by a duly authorized representative of each of the Parties.

This Supply Agreement shall also be binding on the legal successors of the Parties.

All disputes arising out of or in connection with this Supply Agreement or any Purchase Order shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules.  The place of the arbitration shall be New York.  The language of the arbitration shall be English.

The Supply Agreement and any Purchase Order shall be governed by the substantive law of the State of Delaware, U.S.A., excluding conflict of law rules and choice of law principles that provide otherwise.  The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Supply Agreement.

If any court or administrative body of competent jurisdiction finds any provision of this Supply Agreement to be invalid, unenforceable or illegal, the other provisions of this Supply Agreement shall remain in force.

If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

11.                               TERM OF THE AGREEMENT

The Supply Agreement shall come into effect from the date of the last signature of the Parties and shall remain in full force and effect until 5 years after the expiry of the

Purchaser’s obligation to use Supplier as exclusive supplier of Products pursuant to Article 3.2 herein or upon earlier termination by either Party as set forth in Article 8 herein.

12.                               SIGNATURE

The Supply Agreement has been entered into on the date of both Parties’ duly authorized representatives’ signature.

	For and on behalf of Nel ASA		For and on behalf of Nikola Motor Company
Signature:	/s/ Jon Andre Løkke	Signature:	/s/ Trevor Milton
Name:	Jon Andre Løkke	Name:	Trevor Milton
Title:	CEO	Title:	President & CEO
Date:	28 June 2018	Date:	28 June 2018